EXHIBIT 3.1

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Name of entity: KAT EXPLORATION, INC. Entity or Nevada Business Identification Number (NVID): NV19971210747 1. Entity information: Time: For Certificate of Designation or Date: 2. Effective date and time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) The class or series of stock being designated within this filing: Series A Preferred Stock 3. Class or series of stock: (Certificate of Designation only) The original class or series of stock being amended within this filing: 4. Information for amendment of class or series of stock: Certificate of Amendment to Designation - Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. 5 . Amendment of class or series of stock : Certificate of Amendment to Designation - After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 6.Resolution: (Certificate of Designation and Amendment to Designation only) Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 7. Withdrawal: X Gregory Klok Date: 09/30/2024 Signature of Officer 8. Signature: (Required) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation This form must be accompanied by appropriate fees. page1 of 1 Revised: 1/1/2019 Business Number C14123 - 1997 Filed in the Office of Filing Number 20244363306 Secretary of State State Of Nevada Filed On 09/30/2024 08:58:24 AM Number of Pages 6

26 Business Number C14123 - 1997 Filed in the Office of Filing Number 20244363306 Secretary of State State Of Nevada Filed On 09/30/2024 08:58:24 AM Number of Pages 6

State on July 31, 2024, is h ereby ratified and affirmed and suc h amendment sha ll be reflected in the designation to be fi l ed as set forth on Ex hibit A. RESOLVED FURTHER, that the Board of Directors does hereby ratify and affirm the Corpora t e Acts described in the foregoing resolution as va lid acts of the Corporation w ith full force and effect as of the date on which eac h s uch Corporate Act in fact occurred . RESOLVED FURTHER, that the officers of the Corporation be , and they h ereby are authorized and directed to deliver a notice of the ratification (the "Ratification Notice") of t h e Corporate Acts to the h o ld er s of the Corporation's capital stock, in accordance with NRS 78 . 0296 ; and RESOLVED FURTHER, that the officers of the Corporat i o n be , and they h ereby are authorized and directed to s i gn s u c h documents on behalf of t h e Corporat ion and to take such other ac tion s as m ay be necessary to effectuate the foregoi n g resolutions including the filing of the designation of the Series A Preferred Stock with the Nevada Secretary of State . Dated: September ZIR. , 2024 Gregory Klok, Director STATEOF 11onda COUNTY OF litoo2L &ilb . BEFORE ME, t h e und e r sig n ed aut h ority , personally appeared Gregory Klok , as sole director of Kat Exploration In c. ()/ /l(tf) � JltJ flh � , SWORN AND SUBSCRIBED TO before me this a.g da y of � _n JLJ1/ l.Y) 24 Personally Known i/4 uc ed Id entification: � 3 - J.14 - D fL \ .Cl }

Exhibit A Designation of Series: The shares of such series shall be designated as the "Series A Super Preferred Stock". Authorized Shares: There shall be 1,000 shares of Series A Preferred Stock Authorized Conversion Rights: (a) If at least one share of Series A Preferred Stock ("Series A") is issued and outstanding, then the total aggregate issued shares of Series A at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals 66% of the total number of shares of Common Stock plus the total number of shares of all other series of stock, which are issued and outstanding at the time of conversion. (b) Each individual share of Series A shall be convertible into the number of shares of Common Stock which equals 66% of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, which are issued and outstanding at the time of conversion. divided by the total number of shares of Series A issued and outstanding at the time of conversion. Voting Right: (a) If at least one share of Series A is issued and outstanding, then the total aggregate issued shares of Series A at any given time, regardless of their number, shall have voting right equal to 66.6% - (2/3) - of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, issued and outstanding at the time of any vote of shareholders. (b) Each individual share of Series A shall have the voting rights equal to 66.6% - (2/3) - of the number of shares of Common Stock, plus the total number of shares of all other series of Stock, issued and outstanding at the time of any vote of shareholders, divided by the number of shares of Series A which are issued and outstanding at the time of the vote.

ON CERTIFICATE OF DESIGNATI SERIES A PREFERRED STOCK KAT EXPLORATION INC. KAT EXPLORATION INC., a Nevada corporation (the “Corporation”), certiﬁes that pursuant to the authority contained in its Articles of Incorporation, and in accordance with the provisions of Sections 78.1955 and 78.0296 of the Revised Statutes of the State of Nevada, the Board of Directors of the Corporation (the “Board of Directors”), shareholder approval not being required, has adopted the following resolution creating a series of its Preferred Stock, $0.001 par value per share, designated as Series A Preferred Stock: Designation of Series : The shares of such series shall be designated as the "Series A Super Preferred Stock". Authorized Shares : There shall be 1,000 shares of Series A Preferred Stock Authorized Conversion Rights: (a) If at least one share of Series A Preferred Stock (“ Series A ”) is issued and outstanding, then the total aggregate issued shares of Series A at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals 66% of the total number of shares of Common Stock plus the total number of shares of all other series of stock, which are issued and outstanding at the time of conversion. (b) Each individual share of Series A shall be convertible into the number of shares of Common Stock which equals 66% of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, which are issued and outstanding at the time of conversion. divided by the total number of shares of Series A issued and outstanding at the time of conversion. Liquidation Rights: In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A then outstanding shall be entitled to be paid out of the assets of the Company, before any other class or series, available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount. equal to $1.00 (One Dollar) per share. Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A shall be insu \ icient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A. Business Number C14123 - 1997 Filed in the Office of Filing Number 20244363306 Secretary of State State Of Nevada Filed On 09/30/2024 08:58:24 AM Number of Pages 6

Voting Right : (a) If at least one share of Series A is issued and outstanding, then the total aggregate issued shares of Series A at any given time, regardless of their number, shall have voting right equal to 66.6% - (2/3) - of the total number of shares of Common Stock, plus the total number of shares of all other series of stock, issued and outstanding at the time of any vote of shareholders. (b) Each individual share of Series A shall have the voting rights equal to 66.6% - (2/3) - of the number of shares of Common Stock, plus the total number of shares of all other series of Stock, issued and outstanding at the time of any vote of shareholders, divided by the number of shares of Series A which are issued and outstanding at the time of the vote.